EXHIBIT 5

                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                                    Attorneys
                              650 College Road East
                           Princeton, New Jersey 08540



                                    April 26, 2000


CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940

Gentlemen:

      We have acted as counsel to CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 39,188 shares (the "Shares") of the Company's common stock, $.01 par value, all of which are to be offered by the selling shareholders (the "Selling Shareholders") as set forth therein.

      In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

      1. The issuance of the Shares issued in connection with the payment of dividends to the Selling Shareholders with respect to their respective ownership of the Company's Series D Cumulative Convertible Preferred Stock, as declared by the Company's Board of Directors on November 19, 1999 (the "Dividend Payment"), was duly and validly authorized; and

      2. The Shares issued in connection with the Dividend Payment to the Selling Shareholders are legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                                    /s/  William J. Thomas
                                    ----------------------------
                                    By:  William J. Thomas, Esq.
                                          a member of the firm